Exhibit 99.1

December 20, 2012

Dear Fellow Shareholders, Employees, Partners and Friends:

On behalf of the entire Q Therapeutics’ team, it is my pleasure to provide you with a formal update on our Company’s progress over the past year, and to offer some insight and perspective on our anticipated milestones and performance expectations for 2013.

Like members of our management team and board, many of you have been loyal, longstanding shareholders of Q Therapeutics. Others of you have only recently joined either as a result of the October 2011 merger with Grace 2, Inc., a public shell company in which some of you originally invested and which served as the vehicle to take our Company public in lieu of a traditional Initial Public Offering, or the related financing for that merger.

However you came to join the Q Therapeutics’ family, please know that we greatly value your ongoing support and take our corporate governance responsibilities – and the trust you have placed in us – very seriously. You can count on the fact that we will always endeavor to provide you with optimal transparency into our Company’s business operations through the routine release of news announcements, SEC filings, annual meetings and other important communiques with you, such as this formal operational update.

Who We Are and What We Stand For

For the benefit of those of you who may indeed be new to Q Therapeutics, I believe it would be helpful to provide you with a fundamental understanding of who we are and what we stand for.

Based on the strengths embedded in our Company – our people, our highly promising cell therapies, our comprehensive intellectual property estate, and our world class industry partnerships and collaborations – Q Therapeutics is one of the most exciting cell therapeutic companies emerging on the global stage.

Since commencing operations in 2004, we have remained singularly focused on bringing to market innovative cell therapies based on our proprietary, patented Q-Cells®. It is our firm belief that Q-Cells hold profound potential to impact the lives of the millions of people worldwide suffering from debilitating and often fatal neurodegenerative diseases and injuries. The specific diseases that we are targeting include Amyotrophic Lateral Sclerosis (known as ALS or Lou Gehrig’s Disease), Transverse Myelitis and Multiple Sclerosis, as well as traumatic injuries to the spinal cord – all of which currently have no effective treatment to repair or halt devastating damage to the central nervous system.

Notably, Q Therapeutics holds the distinction of being the only specialty bio pharmaceutical company engaged in developing cell-based therapeutic treatments for Lou Gehrig’s disease that has won critical validation and financial support from both the National Institutes of Health (NIH) and major pharma, as demonstrated by the award of more than $4 million in grant funding by the NIH and the direct investment of over $3.6 million by Cephalon (a company that has since been acquired by Teva Pharmaceutical Industries).

In addition to securing this essential funding, over the past 12-18 months we have put in place many of the key building blocks that are expected to underpin the success of Q Therapeutics for years to come – both as a leader in the field of regenerative medicine and as a respected public company worthy of your trust and enduring support.

Key Building Blocks

Preparing for First IND Submission in 2013

In animal studies conducted on over 200 rodents in six independent labs (Q Therapeutics, two labs at Johns Hopkins University, University of Wisconsin, Drexel University and MPI Research) involving five targeted disease indications, our Q-Cells survived long-term, and consistently integrated into the central nervous systems of the animals without toxicity or off-target effects. In addition, studies have shown that Q-Cells produced desired astrocytes and oligodendrocytes (the cells in healthy brain and spinal cord that are responsible for providing essential nutrition, protection and myelination of neurons); these cells in turn produced wide-spread myelination of diseased neurons; they were well distributed in the central nervous system, and restored or preserved a variety of neuron functions; they did not produce unwanted cell types.

The results of these studies have commanded the attention of members of the global neuroscience community. Together with additional pre-clinical safety studies discussed with FDA to meet required guidelines, these studies will support the submission of our first IND with that agency for the treatment of Lou Gehrig’s disease within the coming year.

Our pre-IND meeting with the FDA was held in January 2012, and confirmed that we remain on the right pathway towards clinical development of our Q-Cells for treatment of ALS. We have teamed with MPI Research, one of the nation’s leading Contract Research Organizations, to complete our pre-clinical studies and carry out additional GLP animal safety studies in rodents to support our IND submission. Earlier this year, we also entered a manufacturing services agreement with the University of Utah Cell Therapy Facility to advance our work on the production of Q-Cells for the animal safety studies. And, finally, we, along with our collaborators at Johns Hopkins, have continued studies to further characterize the activity of Q-Cells in support of future testing in ALS patients.

We expect to commence Phase 1/2a clinical trials in ALS patients in early 2014 with safety measures being the primary endpoint and certain measures of efficacy also being studied. Subsequent disease targets for Q-Cells may include Transverse Myelitis, Multiple Sclerosis and Spinal Cord Injury.

Expansion of our Intellectual Property Estate

In late November, we announced the issuance of United States Patent No. 8,168,174, covering a method of replacing damaged neural cells in humans by transplanting an isolated population of human neuroepithelial precursor cells; and the issuance of Canadian Patent No. CA 2,473,749, covering populations of mammalian astrocyte restricted precursor cells and their use for treating damaged neural cells, enhancing myelination and reducing scar formation.

These new patents are now included among 16 patents that are currently being held by the Company on neural cells, with 15 additional applications currently pending.

Corporate and Product Brand Alignment

With a goal of aligning our corporate branding strategy with our product and business development objectives, we determined that a corporate name change was necessary. On October 30, 2012, we mailed to our shareholders a Notice of Shareholder Action by Written Consent in accordance with SEC rules and regulations, formally authorizing the Company to amend its Certificate of Incorporation on file with the State of Delaware, thereby changing its corporate name from Q Holdings, Inc. to Q Therapeutics, Inc. Consequently, the official name change went into effect December 10, 2012.

Commencement of Trading of Our Common Shares

The Company’s S-1 Registration Statement was declared effective by the regulators on July 17, 2012, only 18 days after submission, thereby clearing the way for Q Therapeutics to become a fully reporting, publicly traded company with its common shares quoted on the OTC Bulletin Board (OTCBB) and the OTCQB. Shortly after the S-1 was declared effective, Aegis Capital, a New York City-based, FINRA-registered broker-dealer, filed a Form 211 application with FINRA on our behalf and has been progressing through the related commenting process with the regulatory authority, which will soon culminate with FINRA assigning the Company a trading symbol and authorizing trading to commence in our common shares. Once FINRA has taken this action, we will instruct our stock transfer agent at Continental Stock Transfer and Trust Company to move forward with issuing stock certificates under the new corporate name to our shareholders.

In tandem with the 211 filing process, we will be initiating the DTC clearance process to allow for the electronic trading, clearing and settlement of our common shares when bought and sold on the open market.

Capital Formation Strategy and Engagement of Financial Advisor

Numerous industry experts agree that a worldwide market measured in the tens of billions of dollars exists for those companies who prove successful in commercializing first-in-class cell-based treatments for unmet needs in medicine. Q Therapeutics intends to be a leader in achieving that success and, as a result, effectively change the paradigm for the practice of medicine in the treatment of neurodegenerative diseases. However, moving our Q-Cells through human clinical trials for each of the disease indications we have targeted will require additional capital.

In view of our aim to submit our first IND with the FDA before the end of 2013 and enter Phase 1/2a human clinical trials for Lou Gehrig’s disease in early 2014, Q Therapeutics’ management team has spent a great deal of time and effort on Wall Street meeting with qualified institutional investors and financial advisors to discuss our Company’s capital requirements. Based on evaluating the strengths and track records of several financial advisors, I’m pleased to share that we have formally engaged the globally respected firm of Griffin Securities to serve as our primary financial advisor. Headquartered in New York City, Griffin is a research-driven investment banking firm that provides corporate finance, mergers and acquisitions, account management, trading and research services for institutional, corporate and private clients.

Compelling, Long Term Value Proposition

The accomplishments of the past year are evidence of our persistent adherence to a long term strategy focused on saving lives and enhancing the health of many others. We believe that Q-Cells hold the key to effectively treat a broad range of neurodegenerative diseases and injuries. With numerous peer-reviewed papers in publication; world class board members, advisors and collaborators on our team; and a clinical pathway defined for our targeted diseases, we are confident that our clinical objectives and strategies to achieve them are right on point.

In closing, I’d like to use this opportunity to express my sincere appreciation to all of Q Therapeutics’ employees, collaborators, advisors and Directors for their commitment to excellence and their unyielding devotion to our Company’s mission. I’d also like to thank all of my fellow shareholders – both longstanding and new – for your belief in Q Therapeutics and for your continued support and confidence. 2013 should prove to be another defining year for Q Therapeutics and we are delighted that you are with us.

Here’s wishing you all happy holidays and a safe and prosperous New Year.

Sincerely,

Q THERAPEUTICS, INC.

Deborah Eppstein, PhD

President, Chief Executive Officer and Director

This Letter to Shareholders is for informational purposes and is not an offer to sell or a solicitation of an offer to buy any securities in Q Therapeutics, Inc., and may not be relied upon in connection with the purchase or sale of any security. Interests in the Company, if offered, will only be available to parties who are “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act of 1933, as amended). Any offering or solicitation will be made only to qualified prospective investors pursuant to a confidential offering memorandum, and the subscription documents, all of which should be read in their entirety.

Statements made in this Letter to Shareholders, which are not historical in nature, constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements are based on the company’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Risks associated with the company’s business include, but are not limited to, the risks associated with any failure by the company to successfully complete its preclinical and clinical studies within the projected time frames or not at all, the risk of not gaining marketing approvals for its product candidates, the risks associated with the company’s strategy, as well as other risk factors described in the company’s periodic filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Form 10-Qs. All information in this Letter to Shareholders is as of the date of this release and the Company undertakes no duty to update this information.